EXHIBIT 99.1

Lithia Motors to Present at the Stephens, Inc. Investment Conference June 5th, 2008

MEDFORD, OREGON, (BUSINESS WIRE)--June 3, 2008--Lithia Motors, Inc. (NYSE:LAD) today announced that Chairman and CEO, Sid DeBoer; and Jeff DeBoer, Chief Financial Officer will present at the Stephens, Inc. Investment Conference being held at the New York Palace Hotel at 1:30 pm EDT on Thursday, June 5th, 2008.

This conference will have a slide presentation and live audio webcast and will be accessible through either the following link, http://www.wsw.com/webcast/stph8/lad, or the Investor Relations section of Lithia's website.

About Lithia
Lithia Motors, Inc. is a Fortune 700 and Russell 2000 Company. Lithia sells 28 brands of new and all brands of used vehicles at 110 stores which are located in 46 markets within 15 states. Internet sales are centralized at www.Lithia.com, or through the recently launched www.L2Auto.com. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations. Lithia retailed 105,108 new and used vehicles and had $3.22 billion in total revenue in 2007. Lithia is publicly traded (NYSE:LAD) and is available on the web at www.Lithia.com.

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: (541) 618-5770 or log-on to: www.lithia.com – go to Investor Relations